Exhibit 99.2

root9B Holdings Announces Notice of Foreclosure Sale of its Assets; Updates Status of 10-Q Filing

Colorado Springs, CO – August 18, 2017 - root9B Holdings, Inc. (Nasdaq: RTNB) (“RTNB”) today announced that, as a result of its default on its secured indebtedness, it received a foreclosure notice from Centriole Reinsurance Company, Ltd., as agent for RTNB’s secured creditors (the “Agent”). To satisfy RTNB’s outstanding secured indebtedness, the Agent intends to sell substantially all of RTNB’s assets at an auction to conclude on August 31, 2017. Although RTNB continues to work with its secured creditors and other potential investors to raise capital before the auction concludes on August 31, 2017, there can be no assurances it will be successful in these efforts.

Joseph J. Grano, Jr., RTNB’s Non-Executive Chairman of the Board and former CEO, and Dan Wachtler, RTNB’s President, each of whom is a holder of RTNB’s secured indebtedness, expressed their disapproval of the Agent’s actions. “As individual investors in the secured debt, we are disappointed with the foreclosure notice, however the majority prevails in the ultimate decision,” said Mr. Grano.

“While the Company has been extremely appreciative of the support we have had from our secured lenders, Mr. Grano and I disagree with the actions being taken by the Agent and continue to pursue alternatives to the auction process that we believe will be in the best interest of our Company and its stockholders,” said Mr. Wachtler.

A copy of the foreclosure notice can be found in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on August 18, 2017. Additional information regarding RTNB’s secured indebtedness can be found in the Current Reports on Form 8-K filed with the Commission on August 10, 2017 and August 15, 2017.

RTNB also announced that it will require additional time to file its Form 10-Q for the period ended June 30, 2017. RTNB received a notification letter from The Nasdaq Stock Market (“Nasdaq”) on August 16, 2017 that it is not in compliance with Nasdaq Listing Rule 5250(c)(1) because it did not timely file its Form 10-Q with the Commission. The Nasdaq letter provides that RTNB has until October 16, 2017 to submit a plan to regain compliance. RTNB received a separate letter from Nasdaq on August 17, 2017, that it is not in compliance with the independent director and audit committee requirements set forth in Nasdaq Listing Rule 5605. The Nasdaq letter provides notes RTNB is given a grace period until the earlier of RTNB’s next annual meeting of stockholders or August 7, 2018, to regain compliance with the rules. There can be no assurance RTNB will be able to regain compliance with Nasdaq’s rules.

The events described above are likely to continue to put pressure on the Company’s stock price, and could render its securities worthless if concluded.

Cautionary Note Regarding Forward-Looking Statements.

This press release contains forward-looking statements that reflect management’s current views with respect to certain future events and RTNB’s prospects, operations, performance and financial condition. Such forward-looking statements speak only as of the date of this press release and RTNB will not be required to amend or update such statements at any time in the future. Forward-looking statements include, but are not limited to: the continued foreclosure proceedings on RTNB’s assets, the results of any sale of RTNB’s assets by its secured creditors at an auction, RTNB’s ability to obtain waivers of events of default from its lenders; the availability of strategic investors or buyers for the remaining assets of RTNB’s discontinued operations; and the results of any potential restructuring activities. For all forward-looking statements, RTNB claims the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond RTNB’s control and some of which might not even be anticipated. Future events and actual results could differ materially from those described in or contemplated by the forward-looking statements. Important factors that contribute to such risks include, but are not limited to, successful execution of RTNB’s business plan, adequacy of capital resources, and RTNB’s ability to comply with, or obtain waivers with respect to non-compliance with, the terms of its indebtedness. The risks included are not exhaustive; for a more detailed description of these uncertainties and other factors, see “Item 1A. Risk Factors” in RTNB’s Annual Report on Form 10-K filed with the Commission on April 17, 2017.